UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2012

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Kilroy Realty Corporation (the “Company”) was held on May 17, 2012. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company's 2013 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	For	Withheld	Abstain	Broker Non-Votes
John B. Kilroy, Sr.	58,365,982	3,994,738	—	1,268,993
John B. Kilroy, Jr.	60,169,551	2,191,169	—	1,268,993
Edward F. Brennan, Ph.D.	60,887,841	1,472,879	—	1,268,993
William P. Dickey	58,849,831	3,510,889	—	1,268,993
Scott S. Ingraham	60,510,052	1,850,668	—	1,268,993
Dale F. Kinsella	58,849,931	3,510,789	—	1,268,993

Proposal 2:	Non-binding, advisory vote to approve the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
18,652,334	43,700,760	7,626	1,268,993

Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
62,989,590	636,702	3,421	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By: /s/ Heidi R. Roth
______________________________
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

Date: May 23, 2012